                                                                     Exhibit 5.1
                               437 Madison Avenue
                          New York, New York 10022-7001
                                 (212) 940-3000
                               Fax: (212) 940-3111


                                 April 28, 2000



TekInsight.Com, Inc.
5 Hanover Square, 24th Floor
New York, NY 10004

Ladies and Gentlemen:

         We have acted as counsel to TekInsight.Com, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of shares of Series A convertible preferred stock of the Company, par value $.0001 per share (the "Series A Preferred Stock"), to be issued in connection with the merger of Data Systems Network Corporation, a Michigan corporation ("DSNC"), into the Company's wholly-owned subsidiary, TekInsight Services,Inc., a Delaware corporation ("TSI"), pursuant to the Agreement and Plan of Merger by and among the Company, DSNC and TSI, dated as of February 18, 2000, as amended (the "Merger Agreement"), filed as Appendix 1 to the Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") which forms a part of the Registration Statement. The Series A Preferred Stock is convertible into shares of the Company's common stock, par value $.0001 per share (the "Conversion Common Stock", and, together with the Series A Preferred Stock, the "Securities").

         This opinion is being delivered to you in connection with the Registration Statement.

         In connection with the foregoing, we have examined the Registration Statement, including the Prospectus/Proxy Statement, the Merger Agreement and the Certificate of Designations for the Series A Preferred Stock (the "Certificate of Designations"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

         In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity

TekInsight.Com, Inc.
April 28, 2000
Page 2


to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

         Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York.

         Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Commission shall have entered an appropriate order declaring effective the above-referenced Registration Statement, and (b) the shares of the Series A Preferred Stock shall have been and the Conversion Common Stock, upon conversion of the Series A Preferred Stock, shall be, if required, duly qualified or registered, as the case may be, for sale under applicable state securities laws, we are of the opinion that:

         1. The Series A Preferred Stock, when issued in accordance with the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         2. The Company has reserved for issuance upon conversion of the Series A Preferred Stock a sufficient number of shares of Conversion Common Stock. The Conversion Common Stock, when duly authorized and issued upon conversion of the Series A Preferred Stock, in accordance with the Certificate of Designations, at a conversion price of not less than the par value per share of the Conversion Common Stock, will have been duly authorized and, when executed, countersigned and delivered against the delivery of the shares of the Series A Preferred Stock therefor in accordance with the Certificate of Designations, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Securities.

         This opinion is intended solely for your benefit in connection with the transactions described above and, except as provided in the two immediately preceding paragraphs, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

TekInsight.Com, Inc.
April 28, 2000
Page 3




         We wish to advise you that certain attorneys who are partners or employees of Nixon Peabody LLP own shares of the Company's common stock.




                                                Very truly yours,




                                                /s/ Nixon Peabody LLP
                                                --------------------------------